Exhibit 99.8

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D/A filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the class A exchangeable subordinate voting shares, no par value of Brookfield Infrastructure Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: October 2, 2023	BROOKFIELD CORPORATION

	By:	/s/ Swati Mandava
		Name:	Swati Mandava
		Title:	Managing Director, Legal and Regulatory

BAM PARTNERS TRUST, by its trustee, BAM CLASS B PARTNERS INC.

	By:	/s/ Kathy Sarpash
		Name:	Kathy Sarpash
		Title:	Secretary

BIPC HOLDING LP, by its general partner, BIPC GP HOLDINGS INC.

	By:	/s/ Albert Lin
		Name:	Albert Lin
		Title:	Secretary

BIPC GP HOLDINGS INC.

	By:	/s/ Albert Lin
		Name:	Albert Lin
		Title:	Secretary

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Secretary

BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Secretary